Exhibit 21.1

LIST OF EQUIFAX INC. SUBSIDIARIES

Registrant - Equifax Inc. (a Georgia corporation)

The Registrant owns, directly or indirectly, 100% of the stock of the following subsidiaries as of December 31, 2011 (all of which are included in the consolidated financial statements), except as noted in the footnotes below:

State or
Country of
Name of Subsidiary	Incorporation

Acredito Buro de Informacion Crediticia, SA(19)	Ecuador
Acrofax Inc.(14)	Quebec
Alphafax Properties Limited Partnership	Georgia
Anakam, Inc.	Delaware
Anakam Information Solutions, LLC(24)	Delaware
Austin Consolidated Holdings, Inc.	Texas
Compliance Data Center LLC (1)	Georgia
Computer Ventures, Inc.(1)	Delaware
DataVision Resources, LLC(2)	Iowa
EFX de Costa Rica, S.A. (17)	Costa Rica
EFX Holdings Ltd. (16)	Mauritius
Equifax Americas B.V. (8)	The Netherlands
Equifax Chile S.A. (7)	Chile
Equifax Canada Inc. (18)	Canada
Equifax Commercial Services Ltd. (4)	Ireland
Equifax Consumer Services LLC (9)	Georgia
Equifax Database Services, Inc.	Delaware
Equifax Decision Systems, B.V. (4)	The Netherlands
Equifax Direct Marketing Solutions LLC (9)	Georgia
Equifax do Brasil Holdings Ltda.(6)(13)	Brazil
Equifax do Brasil Ltda. (12)(13)	Brazil
Equifax Enterprise Services LLC	Georgia
Equifax EUA Limited(23)	United Kingdom
Equifax Europe LLC(14)	Georgia

Equifax Funding LLC	Georgia
Equifax Information Services LLC	Georgia
Equifax Information Services of Puerto Rico, Inc.	Georgia
Equifax Information Technology LLC	Georgia
Equifax Investment (South America) LLC (6)	Georgia
Equifax Luxembourg (No. 2) S.À R.L. (4)(16)	Luxembourg
Equifax Luxembourg (No. 3) S.À R.L. (4)	Luxembourg
Equifax Luxembourg S.À R.L.	Luxembourg
Equifax Marketing Solutions LLC (1)	Florida
Equifax Limited (f/k/a Equifax Plc)(4)	England
Equifax Real Estate Mortgage Solutions, LLC (1)	Georgia
Equifax Receivables Finance LLC (11)	Delaware
Equifax Secure UK Ltd.(11)	United Kingdom
Equifax Settlement Services Holding LLC (1)	Georgia
Equifax Settlement Services LLC(21)	Pennsylvania
Equifax Settlement Services of Alabama LLC(15)	Alabama
Equifax Software Systems Private Ltd.(22)	India
Equifax South America LLC(14)	Georgia
Equifax Spain Holdings S.L. (25)	Spain
Equifax Special Services LLC(1)	Georgia
Equifax Technologies India Private Limited(22)	India
Equifax Technology Solutions LLC	Georgia
Equifax Title Company, Inc. (21)	California
Equifax Uruguay S.A. (6)	Uruguay
Equifax Ventures, Inc. (1)	Georgia
eThority LLC (2)	South Carolina
IntelliReal LLC	Colorado
Inversiones Equifax de Chile S.A. (6)	Chile
IXI Corporation	Delaware
Matrix Intelligence, LLC (2)	Delaware
NAV Acquisition Inc. (10)	Georgia
Net Profit, Inc. (2)	South Carolina

Opt-Out Services LLC (1)	Delaware
Performance Assessment Network, Inc. (2)	Delaware
Rapid Reporting Verification Company, LLC	Texas
Servicios Integrales de Informacion S.A.(19)	Peru
TALX Confirmation Direct, Inc. (2)	Missouri
TALX Corporation(8)	Missouri
TALX Fastime Services, Inc. (2)	Texas
TALX Tax Credits and Incentives, LLC (2)	Missouri
TALX UCM Services, Inc. (2)	Missouri
The Infocheck Group Ltd. (5)	England
UI Advantage, Inc. (2)	Maryland
Verdad Informatica de Costa Rica, S.A.(17)	Costa Rica
Workload Financial Business Consultants Ltd.(20)	United Kingdom

NOTES:

Registrant’s subsidiary Equifax Spain Holdings S.L. owns 85% of the stock of Equifax Iberica, S.L. (Spain), which owns 95% of the stock of ASNEF/Equifax Servicios de Informacion Sobre Solvencia y Credito S.L. (Spain); 95% of the stock of Soluciones Veraz Asnef Equifax, S.L.; 95% of the stock of Equifax Plus, S.L., and 50% of the stock of Credinformacoes Informacoes de Credital DA (Portugal), along with Equifax Decision Systems, B.V. which owns 25%.

Registrant’s subsidiary Equifax South America LLC owns 79.5% of the stock of Organizacion Veraz, S.A. (Argentina) and 100% of the stock of Inversiones Equifax de Chile S.A. which owns 100% of the stock of Equifax Chile S.A. which owns 100% of the stock of Equifax Ecuador C.A. Buró de Información Crediticia (Ecuador), and owns 49% of the stock of Dicom of CentroAmerica (El Salvador), along with Equifax South America LLC, which owns 27%. Dicom of CentroAmerica owns 100% of the stock of Infocom Honduras SA de CV (Honduras). Equifax South America LLC owns 16% of the stock of Equifax Peru S.A., along with Equifax Chile S.A. which owns 35%. Equifax Peru S.A. owns 100% of Acelor SAC (Peru) and .04% of Servicios Integrales de Informacion S.A., along with Equifax Chile SA which owns 99.96%.

Registrant’s subsidiary Equifax South America LLC owns 79% of the stock of Organizacion Veraz, S.A. (Argentina), and together these two entities own 98.97% of the stock of Transalud, S.A. (Argentina).

Registrant’s subsidiary Equifax Americas B.V. owns 55.6% of the stock of Infocred S.A. (Paraguay).

Registrant’s subsidiary Equifax do Brasil Holdings Ltda. holds 15% of the stock of BOA Vista Servicios S.A. (Brazil).

Registrant’s subsidiary Equifax Decision Systems, B.V. (the Netherlands) owns 33% of Equifax Credit Services LLC (Russia) (f/k/a Global Payments Credit Service LLC). Equifax Decision Systems, B.V. (the Netherlands), through its wholly-owned subsidiary, EFX Holdings Limited (Mauritius), owns 49% of Equifax Credit Information Services Private Limited (India).

Registrant’s subsidiary Equifax Information Services LLC owns 60% of FT/E Mortgage Solutions, LLC (Delaware) and 100% of Equifax Real Estate Mortgage Solutions, LLC (Georgia), which owns 59.4% of Total Credit Services, L.P. (Delaware), along with FT/E Mortgage Solutions, LLC, which owns 1%.

Registrant’s subsidiary Equifax Information Services LLC owns a 33% interest in VantageScore Solutions, LLC (Delaware), 33% of New Management Services LLC (Delaware), 25% of Online Data Exchange LLC (Delaware) and 33% of Central Source LLC (Delaware).

Registrant’s subsidiary TALX Corporation owns a 45% interest in The AccountChek Company LLC (Georgia).

(1)Subsidiary of Equifax Information Services LLC

(2) Subsidiary of TALX Corporation

(3)Subsidiary of Equifax Direct Marketing Solutions LLC

(4)Subsidiary of Equifax Luxembourg S.À R.L.

(5)Subsidiary of Equifax Limited

(6)Subsidiary of Equifax South America LLC

(7)Subsidiary of Inversiones Equifax de Chile S.A.

(8)Subsidiary of Equifax Information Services of Puerto Rico, Inc.

(9) Subsidiary of Equifax Database Services, Inc.

(10)Subsidiary of Equifax Marketing Solutions LLC

(11)Subsidiary of Equifax Ventures, Inc.

(12)Subsidiary of Equifax do Brasil Holdings Ltda.

(13)Subsidiary of Equifax Investment (South America) LLC

(14)Subsidiary of Equifax Americas B.V.

(15)Subsidiary of Equifax Settlement Services, LLC

(16) Subsidiary of Equifax Decision Systems, B.V.

(17) Subsidiary of Equifax Spain Holdings, S.L.

(18) Subsidiary of Acrofax Inc.

(19) Subsidiary of Equifax Chile S.A.

(20) Subsidiary of Equifax EUA Limited

(21) Subsidiary Equifax Settlement Services Holding LLC

(22) Subsidiary of EFX Holdings Ltd. (Mauritius)

(23) Subsidiary of Equifax Luxembourg (No. 3) S.À R.L.

(24) Subsidiary of Anakam, Inc.

(25) Subsidiary of Equifax Europe LLC